EXHIBIT 10.6






October 10, 1997

Ronald W. Jasper #26 - 2625 Hemlock St.
Vancouver, BC
V6H 2V6

Dear Ron:

I am pleased to make you the following offer of employment at Infowave Wireless Messaging Inc.

Base Salary                  $80,000 per annum (paid bi-weekly)

Title                        Director of Product Management - Wireless Group

Stock Options                45000 option shares vested over 3 years. 30% at 12
                             months and the balance released 1/8 per quarter for the next 8 quarters.

Reviews Performance reviews are done 90 days from start date. Subsequent reviews are done during the middle of a calendar year (late June, early July) and in December.

Benefits After 90 days you are also entitled to join our Group Benefit Plan which covers life insurance, long term disability (LTD), extended medical, and dental. You are responsible for paying your monthly BC Medical fees and LTD payments. Infowave will pay for the balance. This coverage is offered to you, your spouse and dependents.

Vacation time                You will be eligible for 3 weeks paid. You are
                             entitled to take 1 week of holidays within 30 days from your start date. I would appreciate the balance taken 11 months from the start date.

Start date                   On or prior to November 10, 1997.

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If you accept this job offer, please sign in the space below and return it to me by fax (473-3645).


                                   /s/Ron Jasper
                                   ---------------------------------------------
                                                    Ron Jasper

                                   Oct 10, 1997
                                   ---------------------------------------------
                                                    Date


I am looking forward to the prospect of you joining Infowave. I believe you are a great fit for our company and look forward to working with you to participate in its growth. Please feel free to ask me any further questions about our benefits or the company.

Yours truly,
Infowave Wireless Messaging inc.


/s/Jim McIntosh

Jim McIntosh
President & CEO


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                                       3



                              EMPLOYMENT AGREEMENT

THIS AGREEMENT made as of the 10 day of October, 1997.

BETWEEN Infowave  Wireless  Messaging Inc., having an office at Suite 188 - 4664
Lougheed  Highway,   Burnaby,  B.C.,  Canada  ("Employer")  and  Ron  W.  Jasper
("Employee").

WHEREAS the Employer desires to secure the services of the Employee which are considered by the Employer to be valuable to it;

AND WHEREAS the Employee desires to enter into the full and active employ of the Employer in accordance with the terms and conditions herein set forth;

AND WHEREAS the Employee acknowledges that in the performance of the services contemplated by this agreement he will create or be privy to Trade Secrets and other confidential information, inventions, works, designs and other intellectual property, all of which are valuable to the Employer;

AND WHEREAS there may exist previous agreements between the Employer and the Employee;

NOW THEREFORE in consideration of the Employer employing or continuing the employment of the Employee and for other good and valuable consideration, the parties hereto hereby agree as follows:

1.   Definitions

1.1. "Confidential Information" means information concerning the Employer's scientific and business interests including the Technology which is not generally available to third parties and which is treated by the Employer, in accordance with its policies, as confidential information or a trade secret.

1.2. "Technology" means the research and development carried out by the Employer during the term of this agreement, and the research and development that during the term of this agreement the Employer comes to anticipate carrying out in the future.


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                                       4



1.3. "Work Product" means any work, research or development produced or created by the Employee of a technical, scientific, or business nature pertinent to the Employer's scientific or business interests including that relating to the Technology or Confidential Information.

1.4. "Compete" means to research, develop, manufacture, distribute, or market, other than as instructed by the Employer, a product or service which performs a similar function to a product or service (a) which during the term of this agreement the Employer researches, develops, manufactures, distributes, or markets, or (b) which during the term of this agreement the Employer comes to anticipate researching, developing, manufacturing, distributing, or marketing in the future.

1.5. "Homework" means either and both of the following:

     (a) information or material which was legally in the possession of the Employee prior to this agreement;

     (b) information or material which the Employee develops or obtains during the term of this agreement without using the Technology, Confidential Information, Work Product, or equipment, materials, or facilities belonging to or provided by the Employer, and which the Employee intends to use, though not necessarily exclusively, in a way that does not relate to the Work Product and that does not Compete.

1.6. "Office" means any of the Employer's normal places of business.

1.7. "Termination" means the termination of the Employee's employment with the Employer.

1.8. "Layoff" means a temporary suspension of the Employee's employment with the Employer which is affected by the Employer.

2.   Replacement of Previous Agreements

2.1. This agreement completely replaces any and all previous agreements between the Employer and the Employee relating to the employment of the Employee with the Employer.


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                                       5



3.   Duration of Agreement

3.1. This agreement shall be deemed to come into effect (a) on the day and year first above written.

3.2. This agreement shall remain in effect until Termination.

3.3. Termination may be affected by either party at any time provided that any legal requirements of notice before Termination and/or compensation after Termination are met by the parties.

3.4. In the event of a Layoff, this agreement shall remain in effect during the Layoff.

3.5. In the event of a Layoff, the Employee shall have the right during the Layoff to affect Termination effective immediately upon notifying the Employer.

4.   Employment, Remuneration and Benefits

4.1. The Employer hereby employs the Employee as Director of Product  Management
- Wireless Control

4.2. The Employer shall pay and the Employee agrees to accept as compensation for all of the services to be rendered hereunder a base salary to be determined by the Employer and the Employee and set out in a separate letter of engagement. Such base salary shall commence on the date established in the aforesaid letter and shall be adjusted for merit from time to time thereafter during the continuation of this agreement.

4.3. In addition to the salary set forth above, the Employee may participate in any incentive or bonus plan established for the employees of the Employer.

4.4. The Employee may participate in and be entitled to all benefits payable under the Employer's group term life insurance, medical and dental plans, long term disability coverages, pensions and/or profit sharing plan (if any) and any other benefit plans that the Employer may establish on the same terms and conditions as apply to all other employees of the Employer.


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                                       6



4.5. The Employee shall be entitled to vacation periods in line with the policies of the Employer applicable to all employees, provided, however, that the Employee shall in any event be entitled after one year of employment to a minimum paid vacation of two weeks in any calendar year during the term of this agreement.

5.   Work Product and Homework of Employee

5.1. The Employee has expended or will expend time and effort, and may have expended or may expend money in the research and development relating to the Technology resulting in Work Product being created on behalf of the Employer. The parties wish to acknowledge that any and all Work Product has been carried out on behalf of the Employer and all proprietary right, title, and interest in and to the Work Product and the Technology remains that of the Employer.

5.2. The Employer recognizes the right of the Employee to create Homework.

6.   Ownership of Work product and Homework

6.1. The Employee agrees that any Work Product created by the Employee in furtherance of any identifiable project carried out by the Employer either developed solely or jointly with any other party will be the sole and exclusive property of the Employer. The Employer is and will be the sole owner of all copyrights, patents, and other intellectual property rights in the Work Product and the Technology.

6.2. The Employee hereby assigns to the Employer any rights the Employee may have or acquire in the Work Product, excepting any rights the Employee may obtain from the Employer in a separate written agreement. At any and all times, either during or after termination of the Employee's employment with the Employer, the Employee will promptly, on the request of the Employer, perform all such acts and execute and deliver all such documents that may be necessary to vest in the Employer the entire right, title, and interest in and to any such Work Product. Should any such services be rendered after termination of employment with the Employer, a reasonable compensation will be paid to the Employee by the Employer upon a per diem basis in addition to reasonable traveling and accommodation expenses incurred as a result of rendering such services.


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                                       7



6.3. If the Employee removes any Work Product from the Office, and makes modifications to the Work Product using either his or her own equipment or the Employer's equipment, the Employee agrees that all modifications done to the Work product are owned by the Employer.

6.4. The Employer agrees that any and all Homework is the sole property of the Employee unless the Homework becomes part of any Work Product. When Homework becomes part of the Work Product, the Employer retains exclusive rights and ownership.

6.5. The Employer grants to the Employee the right to use its equipment and facilities for the purpose of obtaining computer software or information which is in the public domain, or which is distributed by the copyright holder free of charge or as shareware, provided that these activities do not impede or delay the creation of Work Product. Any information or materials developed by the Employee with the aid of computer software or information obtained by the Employee in this way shall be deemed to be Homework if it would have been Homework had it been developed without the aid of said computer software or information.

7.   Confidential Information and Non-Disclosure

7.1. The Employee will not, either during the term of his or her employment or at any time thereafter, disclose to any person other than to the Employer or make use of other than as directed by the Employer any Confidential Information which the Employee may receive or create as a result of his or her employment or retainer, unless the Employee can clearly prove that the information (a) is or has become readily available to the public in the same form, other than through a breach of this agreement, (b) was lawfully obtained in the same form by the Employee from an independent third party without breach of this agreement and which did not originate form the Employer, or (c) was in the Employee's possession in the same form prior to the Employee's disclosure of such information and did not originate form the Employer.


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                                       8



7.2. The Employee hereby certifies that he or she has not brought and will not bring with the Employee to the Employer or use while performing his or her employment duties for the Employer or incorporate into any Work Product any materials or documents of a former employer or a third party which are not generally available to the public. The Employee understands that while employed by the Employer, the Employee is not to breach any obligation of confidence or duty that the Employee may have to a former employer or third parties and the Employee agrees that he or she will fulfill all such obligations during his or her retainer or employment with the Employer.

7.3. The Employee will not remove any Confidential Information from the Office unless permitted by the Employer.

8.   Conflict of Interest and Non-Competition

8.1. The Employee agrees that during the term of this agreement and for a period of one year after Termination the Employee will neither Compete, assist a third party to Compete, nor manage or operate an organization that Competes.

8.2. The Employee acknowledges and agrees that there can be no geographical limit to his or her covenant not to Compete due to the nature of the business of the Employer and the technologies with which the Employer is involved.

8.3. In the event that a dispute arises concerning whether or not the research, development, manufacture, distribution or marketing of a product of service was, during the term of the agreement, anticipated by the Employer, such anticipation shall be presumed to not have occurred unless the Employer can clearly show otherwise.

9.   General Provisions

9.1. This agreement applies to all Work Product whether created by the Employee prior or subsequent to the date of this agreement.

9.2. All obligations of confidence and non-disclosure of the Work Product, all provisions of assistance by the Employee in obtaining intellectual property protection, and all provisions of avoidance of previous agreements contained in this agreement will survive termination of this agreement.

9.3. The Employee hereby covenants that he is not a party to any existing employment agreement which could limit the scope of the work to be performed by the Employee pursuant to this Agreement.


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                                       9



9.4. This agreement will be binding upon and enure the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns. This agreement will not be assignable by the Employee.

9.5. The Employee hereby acknowledges and agrees that the Employer's trade secrets and other confidential information constitute extremely valuable proprietary property of the Employer and that the Employer and its licensees will suffer irreparable harm if unauthorized parties gain access to the Employer's secrets. The Employee accordingly agrees that if any of the Employer's secrets are disclosed, copied, or used in violation hereof, then the Employer shall have, in addition to any other remedies available to it, the right to injunctive relief (including interlocutory injunctive relief) enjoining such action and the Employee hereby acknowledges and agrees that other remedies and inadequate to fully protect the Employer's proprietary rights.

9.6. The parties will execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as may be necessary to give full effect to the intent and meaning of this agreement.

9.7. If any term, covenant, or condition of this agreement or the applicable thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this agreement or the application of such term, covenant, or condition to persons or circumstance other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this agreement shall be valid and enforced to the full extent permitted by law.

9.8. All references to a party whether a party to this agreement or not, will be read with such changes in number and gender as the context or references requires.


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9.9. This  agreement  shall be governed by and construed in  accordance  wit the laws of the Province of British Columbia and the parties hereby attorn to the jurisdiction of the Courts of the Province of British Columbia.

IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first above written.



                                    Infowave Wireless Messaging Inc.


                           Per:             /s/Jim McIntosh
                                 ----------------------------------------------
                                                    Employee Name (please print)

                                            /s/Ron Jasper
                                 ----------------------------------------------
                                                    Employee Name (please print)

                                            /s/Ron Jasper
                                 ----------------------------------------------
                                                    Employee Name (please print)